Exhibit 99.3

FIRST AMENDMENT TO

8.5% CONVERTIBLE DEBENTURES DUE JUNE 29, 2004

This First Amendment to 8.5% Convertible Debentures Due June 29, 2004 (this “Amendment”) is dated August 21, 2002, by and among Cygnus Inc., a Delaware corporation (the “Company”), and each Holder, as defined below, and is made with reference to that certain series of Debentures, as defined in the First Amendment to Convertible Debentures and Warrant Purchase Agreement dated concurrently herewith, between the Company and each holder named therein (together with any assignees of such holders, the “Holders”).  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Debentures.

AGREEMENT

For consideration, the adequacy of which is hereby acknowledged by all parties, the parties hereto hereby agree to the following:

1.             Amendment to First Two Paragraphs of the Debentures.  The parties hereby amend and restate the first two paragraphs of each of the Debentures in their entirety except for the principle amounts and the names of the Holders set forth in each executed Debenture as indicated by blanks below as follows:

“THIS DEBENTURE (this “Debenture”) is one of a duly authorized issue of  Debentures of CYGNUS, INC., a corporation duly organized and existing under  the laws of the State of Delaware (the “Company”), originally designated as the Company’s 8.5% Convertible Debentures Due June 29, 2004, in an aggregate principal amount not exceeding ________ dollars (U.S.$__________).

FOR VALUE RECEIVED, the Company promises to pay to______________, the initial holder hereof, or its order (including successors-in-interest, the “Holder”), the principal sum of _______________ U.S.  DOLLARS (U.S.$____________) on June 29, 2004 or such later date as may be specified below (the “Maturity Date”) and to pay interest on the principal sum outstanding under this Debenture (the “Outstanding Principal Amount”) pursuant to the terms of the original Debenture (as in effect prior to the First Amendment to this Debenture) through September 30, 2002.  Interest shall accrue daily and compound quarterly. Until September 30, 2002, interest shall continue to accrue to the Outstanding Principal Amount of this Debenture and be payable in full at the Maturity Date. Commencing on October 1, 2002, the interest rate payable on this Debenture shall be reduced from 8.5% to 3.5% and shall be paid quarterly in arrears until payment in full of all amounts due under this Debenture. The Outstanding Principal Amount and accrued interest so payable (the “Outstanding

Balance”) will be paid to the person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of the Debenture (the “Debenture Register”).  The Maturity Date of any portion of the Outstanding Balance shall be extended by one year from June 29, 2004 at the Company’s discretion for any equal amount converted pursuant to Section 5 below, or prepaid pursuant to Section 5.5 below.  On June 30, 2003, the Company shall make a mandatory prepayment pursuant to Section 5.5 below in the aggregate amount, if any, in respect of all of the Debentures of the difference between (x) $2,000,000 and the sum through such date (y) of all conversions pursuant to Section 5 below and all prepayments pursuant to Section 5.5 below.  On December 31, 2003, the Company shall make a mandatory prepayment pursuant to Section 5.5 below in the aggregate amount, if any, in respect of all of the Debentures of the difference between (x) $4,000,000 and the sum through such date (y) of all conversions pursuant to Section 5 below and all prepayments pursuant to Section 5.5 below (including the prepayment made pursuant to the previous sentence).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Convertible Debenture and Warrant Purchase Agreement dated as of June 29, 1999, as amended, between the Company and the Holder and the other parties thereto (the “Purchase Agreement”) or the Registration Rights Agreement dated as of June 29, 1999 between the Company and the Holder and the other parties thereto (the “Registration Rights Agreement”). All Debentures issued pursuant to the Purchase Agreement shall hereinafter be referred to collectively as the “Debentures.”“

2.             Amendment to Ninth Paragraph of the Debentures.  The parties hereby amend and restate the ninth paragraph of each Debenture in its entirety as follows:

“The Company hereby agrees to grant a security interest in all of its assets as listed on a schedule to be provided as soon as practicable after the date hereof, as collateral to secure the indebtedness under the Debentures, so long as the Holder of each Debenture enters into a subordination agreement acceptable to Sankyo Pharma Inc. (“Sankyo”) in its sole discretion that subordinates all payment rights owed or that become owed by the Company to Sankyo under all current contracts between the Company and Sankyo and any future amendments thereto and modifications thereof.  In the event that Sankyo shall not agree to enter into such a subordination agreement that is reasonably acceptable to each Holder, then in lieu of the foregoing security interest, the Company shall instead grant a security interest in all of its assets (other than those U.S. patents identified on Exhibit A to the Sales, Marketing and Distribution Agreement between the Company and Sankyo, as amended, or identified on any annual update to such exhibit) as listed on a schedule to be provided as soon as practicable after the date hereof, as collateral to secure the indebtedness under the Debentures.  The Company shall not, without the prior written consent of the Holders, amend its agreements with Sankyo in a way that materially adversely affects the repayment rights or condition of the Holders under the Debentures.  The Debentures shall be senior in right of payment to all indebtedness of the Company in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments, other than indebtedness (x) owed or that becomes owed to Sankyo, and (y) in respect of purchase money loans or capital lease arrangements entered into in the ordinary course of the Company’s business.”

3.             Amendment to Section 5(a) of the Debentures.  The parties hereby amend and restate Section 5(a) of each Debenture in its entirety as follows:

“(a) HOLDER’S RIGHT TO CONVERT. This Debenture shall be convertible at any time at the option of the Holder hereof until the Maturity Date, into fully paid, validly issued and nonassessable shares of Common Stock; provided however, without the prior written consent of the Company, the Holders collectively shall convert into no more than 8% of the total trading volume of the Company’s Common Stock during any calendar month (the “8% Limitation”) and that in the event the VWAP (as defined below) for the trading day in which such conversion takes place shall be below $3.50, then in total for such trading day, without the prior written consent of the Company, the Holders collectively shall convert no more than a dollar amount due under the Debentures equal to $500,000 (the “Maximum Convertible Amount”) divided by the number of trading days in such month (the “Daily Maximum”).  If the VWAP for the trading day in which such conversion takes place is equal to or more than $3.50 per share, the Holders may collectively convert more than the Daily Maximum on such day, but the Holders shall remain subject to the 8% Limitation.  In the event that the Holders do not collectively convert up to the Maximum Convertible Amount during any calendar month after January 1, 2003, the difference between the Maximum Convertible Amount and the actual converted amount for such month shall be added to the Maximum Convertible Amount to become the maximum convertible amount for the succeeding month(s) (thereby also increasing the applicable Daily Maximum), in all cases subject to the 8% Limitation.  Notwithstanding the foregoing, in the event the Company, in its sole discretion, elects to prepay the amounts due under the Debentures in an aggregate amount of $500,000 pursuant to Section 5.5 below, then the Holders shall not be entitled to convert any amount of the Debentures for the remainder of the calendar month in which such prepayment is made. This Debenture shall be convertible pursuant to the foregoing until the Maturity Date. If the Debenture is converted in part, the remaining portion of this Debenture not so converted shall remain entitled to the conversion rights provided herein.”

4.                             Amendment to Section 5(c) of the Debentures.  The parties hereby amend and restate Section 5(c) of each Debenture in its entirety as follows:

“(c) CONVERSION PRICE. Subject to adjustment as provided herein, this Debenture will have a conversion price equal to the Conversion Price in effect under the terms of the original Debenture (as in effect prior to the First Amendment to this Debenture); provided that from October 1, 2002 to December

31, 2002, the conversion price shall be the greater of (x) $3.50 per share; and (y) 101% of the volume-weighted average price for the Common Stock as quoted on the applicable market during the trading day of such conversion, calculated utilizing Bloomberg’s volume-average pricing function or a similar pricing method mutually agreeable to the parties (the “VWAP”); provided further that, from January 1, 2003 to March 31, 2003, the conversion price shall be the greater of (x) $2.00 per share; and (y) 101% of the VWAP; provided further that, from and after April 1, 2003, the conversion price shall be equal to 107% of any VWAP that is less than or equal to $2.00 per share, and 101% of any VWAP greater than $2.00 per share (the “Conversion Price”).  If the Company, at any time, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then the per share prices set forth in this section, including the Conversion Price in effect prior to such subdivision shall be proportionately reduced.  If the Company combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then the per share prices set forth in this section, including the Conversion Price in effect prior to such combination shall be proportionately increased.”

5.             Amendment to the Debentures by adding new Section 5.5.  The parties hereby add the following new Section 5.5 to the Debentures:

“5.5.      PREPAYMENT.  Prepayments of this Debenture may be made at any time without penalty provided that all of the Debentures shall be paid on a pro rata basis.  Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.”

6.             Entire Agreement; Amendment. This Amendment contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Amendment may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

7.             Governing Law. This Amendment, shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements executed and to be performed entirely within such State.

8.             Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

9.             Authorization.  The parties hereby represent and warrant to each other that the signatories hereto have full power and authority to sign this Amendment for an on behalf of the entities for which they purport to be signing and that their signatures hereto shall be binding and enforceable upon the purported parties hereto.

All other terms and provisions of the Agreement shall remain the same and in full force and effect.

[Signature Page Follows]

                The parties have executed this Amendment to 8.5% Convertible Debentures Due June 29, 2004 as of the date first written above.

CYGNUS, INC.

By:	/s/ John C Hodgman
John C Hodgman
President and Chief Executive Officer

INVESTORS:

DeAm Convertible Arbitrage Fund, Ltd.

By:	/s/ Maurice Hryshko
Print Name:	Maurice Hryshko
Title:	Counsel

Halifax Fund, L.P.

By:	/s/ Maurice Hryshko
Print Name:	Maurice Hryshko
Title:	Counsel

Lancer Securities Cayman, Ltd.

By:	/s/ Maurice Hryshko
Print Name:	Maurice Hryshko
Title:	Counsel

Palladin Partners I, L.P.

By:	/s/ Maurice Hryshko
Print Name:	Maurice Hryshko
Title:	Counsel

Palladin Overseas Fund Limited

By:	/s/ Maurice Hryshko
Print Name:	Maurice Hryshko
Title:	Counsel